EXHIBIT 10.21



                          ISOTOPE SOLUTIONS GROUP, INC.


                     CONVERTIBLE NEGOTIABLE PROMISSORY NOTE



THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE NOTE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

$____________                                                 December 26, 2001


        FOR VALUE RECEIVED, ISOTOPE SOLUTIONS GROUP, INC. (f/k/a EDG Capital, Inc.), a New York corporation ("Company"), with its principal office at 700 Stewart Avenue, Garden City, New York 11530, promises to pay to the order of _______________ ("Holder"), residing at ___________________________, or registered assigns, on the earliest of (i) December 26, 2002, (ii) the date of the first closing by the Company of a private offering (the "Private Offering") of shares of common stock of the Company, par value $.001 per share ("Common Stock"), on substantially the terms outlined in the Placement Agent Agreement (as defined below), as such terms may be amended after the date hereof, (iii) the date of consummation of a sale by the Company of all or substantially all of its assets or a merger or consolidation involving the Company in which the Company is not the surviving entity, (iv) the date of consummation of the sale or exchange (including by way of merger) of all or substantially all of the outstanding shares of Common Stock, or (v) upon the termination of the Private Offering prior to the first closing thereof, in accordance with Section 8 of the Placement Agent Agreement (in any such event, "Maturity Date"), the principal amount of ___________________ DOLLARS ($_______), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of eight percent (8%) per annum. Interest shall accrue to and include the date on which payment of principal is made. This Note shall be paid (and prepaid, if applicable) only pro rata with certain additional notes of like tenor being issued simultaneously herewith, subject to each Holder's conversion rights. Notwithstanding the foregoing, the Company shall give at least ten (10) business days' advance written notice of the Maturity Date, and provide an opportunity for the Holder to convert this Note pursuant to Section 3 hereof during such ten
(10) day period.

        This Note, together with a Warrant for the Purchase of Shares of Common Stock of Isotope Solutions Group, Inc. (f/k/a EDG Capital, Inc.) (the "Warrant"), is issued pursuant to a subscription agreement between the Company and the Holder ("Subscription Agreement").

        The Company has entered into a Placement Agent Agreement with G-V Capital Corp. (the "Placement Agent") relating to the Private Offering (as



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amended to date and as it may be further amended, the "Placement Agent
Agreement"), which is available for inspection at the Company's principal office. Reference herein to the Placement Agent Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

        1. Events of Default. (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                (i) The Company shall fail to pay the principal of or interest on this Note on the Maturity Date;

                (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property or admit generally an inability to pay its debts as they become due; or (D) the Company shall make a general assignment for the benefit of creditors;

                (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such event for forty five (45) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such event for forty five (45) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for forty five (45) days undismissed, unbonded and undischarged;

                (iv) Any material breach of any of the Company's representations or warranties contained herein, in the Warrant or in the Subscription Agreement or the Placement Agent Agreement;

                (v) The Company shall breach or fail to perform or observe any obligation, covenant, term, condition, provision or agreement of the Company contained in this Note, the Warrant, the Subscription Agreement or the Placement Agent Agreement, after giving effect to any applicable notice provisions and cure periods;

                (vi) The Company shall fail to comply with any of its obligations under this Note; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.1(a) and (c) of this Note, such failure is not remedied within twenty (20) days after the Company's receipt of written notice of same;

                (vii) Failure of the Company to ensure that all conversions properly requested by the Holder, whether pursuant hereto or pursuant to the Warrant, are effected by the Company;



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                (viii) The Company shall default with respect to any
        indebtedness of $50,000 or more for borrowed money (other than under this Note, but including any similar notes issued pursuant to a Subscription Agreement) if either (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

                (ix) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $50,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 45 days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and exercise any and all other legal or equitable rights resulting therefrom. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.

        (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

        (c) Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

        2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

           2.1 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

              (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

              (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

              (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company;



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except when the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

           2.2 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly, without the consent of the Holder hereof,:

              (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal shareholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof;

              (b) Declare or pay cash dividends;

              (c) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business and for fair value or engage in any merger, consolidation or reorganization;

              (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

        3. Conversion.

           3.1 Mandatory Conversion. The principal amount of this Note shall automatically convert, in whole but not in part, into Common Stock in connection with and pursuant to the terms of the closing of the Private Offering and the Holder shall be entitled to all rights and benefits of an investor therein, provided the Holder satisfies the requirements for investing in the Private Offering.

           3.2 Optional Conversion. Following any termination of the Private Offering prior to the first closing thereof and prior to the Maturity Date hereof, Holder may, at his or her option, elect to convert this Note, in whole but not in part, into Common Stock at the rate of $2.00 per share of Common Stock (as adjusted to reflect stock splits, stock dividends, recapitalizations and the like).

           3.3 Notice of Rights. The Company shall give the Holder ten (10) business days' written notice prior to the first closing of the Private Offering.

           3.4 Mechanics of Conversion. In order to convert the principal amount of this Note in the Private Offering, the Holder must deliver to the Company, not later than three business days prior to the first closing of the Private Offering, duly executed and completed subscription materials as are required to be submitted by persons subscribing for securities in the Private Offering. The Company shall have the right to reject the Holder's subscription for securities in the Private Offering if the Holder made a material misrepresentation in its Subscription Agreement or if the Holder fails to satisfy the suitability requirements for investing in the Private Offering.

           3.5 Interest. Upon conversion of the principal amount of this Note as described above, the interest owed hereon shall simultaneously be paid by the Company to the Holder in cash.

        4. Miscellaneous.

           4.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

           4.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note,



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if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

           4.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

           4.4 Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

          To Holder:                       To Holder's address on page 1 of
                                           this Note

          To the Company:                  Isotope Solutions Group, Inc.
                                           700 Stewart Avenue
                                           Garden City, New York 11530
                                           Attn: Shraga David Aranoff, Vice
                                           President

          In either case with copies to:   Feldman & Associates
                                           Counselors at Law, P.C.
                                           36 West 44th Street, Suite 1201
                                           New York, New York 10036
                                           Attn: David N. Feldman, Esq.

                                           and

                                           Davis & Gilbert LLP
                                           1740 Broadway
                                           New York, New York 10019
                                           Attn: Brad J. Schwartzberg, Esq.

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five (5) business days after mailing.

           4.5 Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of New York without regard to principles of conflicts of law.

           4.6 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

           4.7 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery and conversion of this Note.

           4.8 Incorporation of Security Agreement. This is one of the Notes referred to and defined in the Security Agreement, dated as of the date hereof, by and between the Company, the Holder and the other holders listed thereon (the "Security Agreement"). The obligations of the Company hereunder are secured by a lien on certain assets of the Borrower pursuant to the Security Agreement. Notwithstanding anything contained herein and in addition to the rights and



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remedies granted hereunder, this Note shall be in default and Holder shall have all rights and remedies available to it under the law, including but not limited to the right to accelerate the Maturity Date to the date of such default, upon the occurrence of any Event of Default described in Section 5 of the Security Agreement.


        IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                    ISOTOPE SOLUTIONS GROUP, INC. (f/k/a EDG Capital, Inc.)


                    By:
                        --------------------------------------------------
                        Shraga David Aranoff
                        Vice President and Chief Operating Officer